AMENDMENT TO THE LICENSE AGREEMENT

This Amendment to the License Agreement (defined below) dated the 18 day of October, 2007 (this "Amendment"), is made and entered by and between Biosyn, Inc. ("Biosyn-Cellegy"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and a wholly owned subsidiary of Cellegy Pharmaceuticals, Inc. ("Cellegy"), and CONRAD, Eastern Virginia Medical School, ("CONRAD"), organized and existing under the laws of the Commonwealth of Virginia.

W I T N E S S E T H :

WHEREAS, the parties have entered into a strategic License Agreement, dated the 30th day of January, 2006, by and between Biosyn-Cellegy and CONRAD, and acknowledged and agreed to by Cellegy, pursuant to which, *inter alia*, Biosyn-Cellegy has granted to CONRAD a non-exclusive license to certain of its intellectual property; and

WHEREAS, the parties wish to amend certain provisions of the License Agreement to, among other things, provide for an exclusive license to such intellectual property; and

WHEREAS, in the interest of a successful business outcome, the parties wish to amend the License Agreement in accordance with Section 15.2 of the License Agreement to provide for such an amendment;

NOW THEREFORE, in consideration of the above stated premises and the mutual covenants and agreements set forth below, the parties hereby agree as follows:

SECTION I. DEFINITIONS

Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to them in the License Agreement.

SECTION II. AMENDMENT

The License Agreement is hereby amended as follows

2.1 The second "WHEREAS" clause is hereby deleted and replaced in its entirety as follows:

"WHEREAS, Biosyn wishes to grant to CONRAD a license to its Technology related to such compounds and formulations (as specifically defined herein) in the Developing Countries to make, have made, use, research, develop, market and sell, but only for the Public Sector; and"

2.2 Section 2.1 is hereby deleted and replaced in its entirety as follows:

"Biosyn hereby grants to CONRAD an exclusive license in the Developing Countries under the Technology to make, have made, use, conduct research, import, export, offer for sale, sell and have sold Products, solely for the Public Sector in the Developing Countries, with respect to the Technology related to UC-781, only in the UC-781 Permitted Field of Use. Biosyn hereby grants to CONRAD a non-exclusive license in the Developing Countries under the Technology

to make, have made, use, conduct research, import, export, offer for sale, sell and have sold Products, solely for the Public Sector in the Developing Countries, with respect to the Technology related to CV-N, only in the CV-N Permitted Field of Use and with respect to the Technology related to C31G, only in the C31G Permitted Field of Use. CONRAD shall also have the right to make, have made and conduct research on Products anywhere in the world, provided that CONRAD may only offer for sale, sell, and have sold such Products solely for the Public Sector in the Developing Countries. CONRAD shall have the right to grant sublicenses of its rights hereunder; provided, however, that any sublicense shall include all applicable restrictions and limitations of this Agreement."

2.3 Schedule I is deleted and replaced in its entirety with Schedule I hereto.

SECTION III. GENERAL

3.1 Entire Agreement.

Except as specifically amended herein, the terms of the License Agreement shall remain in full force and effect. The License Agreement, as amended by this Amendment, sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. No other terms and conditions shall be binding on either party including terms that may be additional to or at variance with the terms hereof, unless such provision is expressly agreed to in writing signed by both parties hereto.

3.2 Severability.

If any term or provision of this Amendment is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction to which the Amendment is sought to be enforced, (a) such provision shall be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken; (b) the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remainder of this Agreement shall remain in full force and effect.

3.3 Counterparts.

This Amendment may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Governing Law.

This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia without giving effect to any conflict of law principles.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives on the dates indicated below.

BIOSYN, INC.

By: ______________________ Date 10/18/07

Name: Robert J. Caso

Title: Vice President Finance, Chief Financial Officer

CONRAD

Eastern Virginia Medical School

By: Henry L Gabelnick Date 10/17/07

Name: Henry L. Gabelnick, Ph.D.

Title: Executive Director

Eastern Virginia Medical School

By: Harry T. Lester Date 10/15/07

Name: Harry T. Lester

Title: President

Acknowledged and Agreed to:

CELLEGY PHARMACEUTICALS, INC.,

parent corporation to Biosyn, Inc.

By: ______________________ Date 10/18/07

Name: Robert J. Caso

Title: Chief Financial Officer

SCHEDULE I

Initial List of Developing Countries

Afghanistan
Albania
Angola
Antigua and Barbuda
Argentina
Armenia
Azerbaijan
Bahamas
Belize
Bangladesh
Barbados
Belize
Benin
Bhutan
Bolivia
Bosnia and Herzegovina
Botswana
Brazil
Burkina Faso
Burundi
Cambodia
Cameroon
Central African Republic
Chad
Chile
China
Columbia
Comoros
Congo
Costa Rica
Cuba
Dominica
Dominican Republic
Republic of the Congo
Cote d'Ivorie
Cuba
Djibouti
Ecuador

El Salvador
Eritrea
Ethiopia
Gambia
Georgia
Ghana
Grenada
Guyana
Guinea
Guinea Bissau
Guatemala
Guyana
Haiti
Honduras
India
Indonesia
Jamaica
Kenya
Korea DPR
Kyrgyz Republic
Lao PDR
Lesotho
Liberia
Madagascar
Malawi
Mali
Mauritania
Moldova
Mongolia
Mozambique
Myanamar
Namibia
Nepal
Nicaragua
Niger
Nigeria
Pakistan
Panama

Papua New Guinea
Paraguay
Peru
Rwanda
Saint Barthelemy
Saint Kitts and Nevis
Saint Lucia
Saint Martin
Saint Vincent and the Grenadines
Sao Tome
Senegal
Sierra Leone
Solomon Islands
Somalia
South Africa
Sri Lanka
Sudan
Suriname
Swaziland
Thailand
Tajikistan
Tanzania
Togo
Trinidad
Tobago
Turkmenistan
Ukraine
Uganda
Uruguay
Uzbekistan
Venezuela
Vietnam
Yemen
Zambia
Zimbabwe